Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              INVACARE CORPORATION

         A. MALACHI MIXON, III, President, and DALE C. LaPORTE, Secretary, of INVACARE CORPORATION, an Ohio corporation (the "Corporation"), do hereby certify that at a meeting of shareholders duly called and held on May 28, 1987, at which meeting a quorum of shareholders was present in person or by proxy, the following resolutions to amend and restate the Articles of Incorporation of the Corporation as set forth in Exhibit A to the Company's Definitive Proxy Statement dated April 30, 1987 and as attached hereto as Exhibit A, were duly adopted by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Corporation.
         RESOLVED: That the Articles of Incorporation of Invacare Corporation be amended and restated to restate Article IV as set forth in Subdivisions A and B to Article IV in Exhibit A to the Company's Definitive Proxy Statement dated April 30, 1987, and that it be

         FURTHER RESOLVED: That the President and Secretary of Invacare Corporation be and they are hereby authorized and directed to execute and file in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment in order to carry out the intent and purposes of the preceding resolution and render effective said amendment and restatement of the Articles of Incorporation; and

         RESOLVED: That the Articles of Incorporation of Invacare Corporation be amended and restated to add a new provision to Article IV as set forth in Subdivision C to Article IV in Exhibit A to the Company's Definitive Proxy Statement dated April 30, 1987, and that it be

         FURTHER RESOLVED: That the President and Secretary of Invacare Corporation be and they are hereby authorized and directed to execute and file in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment in order to carry out the intent and purposes of the preceding resolution and render effective said amendment and restatement of the Articles of Incorporation.

         IN WITNESS WHEREOF, said A. Malachi Mixon, III, President and Dale C. LaPorte, Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 28th day of May, 1987.


                                                     INVACARE CORPORATION

                                         By:          /s/ A. Malachi Mixon, III
                                                      ------------------------
                                                      A. Malachi Mixon,
III, President

                                         And:         /s/ Dale C. LaPorte
                                                      -----------------------
                                                      Dale C. LaPorte, Secretary

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              INVACARE CORPORATION

                                    ARTICLE I

The name of the Corporation shall be Invacare Corporation.

                                   ARTICLE II

The principal office of the Corporation shall be located in Elyria, Lorain County, Ohio.

                                   ARTICLE III

The purposes of the Corporation shall be:

         (1) To manufacture, assemble, sell, lease, and distribute wheelchairs, patient aids and other health care products of every kind and nature; and

         (2) To enter into, promote or conduct any other kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Law of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio. and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

                                   ARTICLE IV

         The authorized number of shares of capital stock of the Corporation shall be Thirty Million Three Hundred Thousand (30,300,000), of which Eighteen Million (18,000,000) shall be Common Shares, without par value, Twelve Million (12,000,000) shall be Class S Common Shares, without par value, and Three Hundred Thousand (300,000) shall be Serial Preferred Shares, without par value.

                                  SUBDIVISION A

                Provisions Applicable to Serial Preferred Shares

         The Serial Preferred Shares may be issued, from time to time, in one or more series, with such designations. preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

         (a) The distinctive serial designations and the division of such shares Into series and the number of shares of a particular series, which may be Increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made. Signed, filed and recorded as required by law;

         (b) The annual dividend rate for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on shares of the particular series shall be cumulative.

         (c) The redemption price or prices, if any, for the particular series:

         (d) The right, if any, of the holders of a particular series to convert such stock into other classes of shares (except for Class B Common Shares), and the terms and conditions of such conversions: and

         (e) The obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

         All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Serial Preferred Shares.

         In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution or payment shall have been made to the holders of the Common Shares or me Class Es Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares and the Class B Common Shares according to their respective shares.

         The holders of Serial Preferred Shares shall be entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Amended and Restated Articles of Incorporation or required by law, the holders of Serial Preferred Shares, the holders of Common Shares and the holders of Class B Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares or Class B Common Shares authorized or issued or in the event of a stock split or combination of the Common Shares or Class B Common Shares or in the event of a stock dividend on any class of stock payable solely in Common Shares or Class B Common Shares.

         The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to adopt any amendment to the Amended and Restated Articles of Incorporation (but so far as the holders of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                  (i) changes issued shares of Serial Preferred Shares of all series then outstanding into a lesser number of shares of the Corporation of the same class and series or into the same or a different number of shares of the Corporation of any other class or series; or

                  (ii) changes the express terms of the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series thereof then outstanding; or

                  (iii) authorizes shares of any class, or any security convertible into shares of any class, or authorizes the conversion of any security into shares of any class, ranking prior to the Serial Preferred Shares; or

                  (iv) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of all series of Serial Preferred Shares then outstanding:

and the affirmative vote of the holders of at least two-thirds of the shares of each affected series of Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of each affected series of Serial Preferred Shares shall vote separately as a series, shall be necessary to adopt any amendment to the Amended and Restated Articles of Incorporation (but so far as the holders of each such series of Serial Preferred Shares are concerned, such amendment may be adopted with such vote) which:

                  (i) changes issued shares of Serial Preferred Shares of one or more but not all series then outstanding into a lesser number of shares of the Corporation of the same series or into the same or a different number of shares of the Corporation of any other class or series; or

                  (ii) changes the express terms of any series of the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series thereof then outstanding; or

                  (iii) changes the express terms of issued shares of any class ranking prior to the Serial Preferred Shares in any manner substantially prejudicial to the holders of one or more but not all series of Serial Preferred Shares then outstanding.

Whenever reference is made herein to shares "ranking prior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares; whenever reference is made to shares "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof (i) neither as to the payment of dividends nor as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Shares and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Serial Preferred Shares.

                                  Subdivision B

             Provisions Applicable to Common Shares and Class a Common Shares

         In this Subdivision B of Article IV, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of shares is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of shares.

         The Common Shares and Class B Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof and shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

1. Dividends.

         1.1 Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares and Class B Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that no cash dividend shall be declared and paid on the Class B Common Shares unless, simultaneously therewith, a cash dividend per share of at least one hundred and ten percent (110% of the amount per share of the dividend on the Class B Common Shares is declared and paid on the Common Shares. Notwithstanding the foregoing, in the event that any dividend shall be declared in Common Shares or Class B Common Shares, such dividend shall be declared at the same rate per share on Common Shares and Class B Common Shares, but the dividend payable on Common Shares shall be payable in Common Shares and the dividend payable on Class B Common Shares shall be payable in Class B Common Shares. If the Corporation shall in any manner split, subdivide or combine the outstanding Common Shares or Class B Common Shares, the outstanding shares of the other such class of shares shall be split, subdivided or combined in the same manner proportionately and on the same basis per share.

2. Issuance of the Class B Common Shares.

         2.1 The Board of Directors may authorize by resolution the manner in which Class B Common Shares shall initially be issued (the "Initial Issuance") and may set such terms and conditions (including the determination of the record date for the Initial Issuance and to "Initial Issuance Date" for all purposes hereunder) as it deems appropriate or advisable with respect thereto, without any vote or other action by the shareholders, except as otherwise required by law.

         2.2 Following the Initial Issuance, the Board of Directors may only issue Class B Common Shares in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the Class B Common Shares and only to the then holders of the outstanding Class B Common Shares et conjunction with and in the same ratio as a stock dividend on or split-up of the Common Shares.

3. Rights on Liquidation.

         In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Shares and the holders of Class B Common Shares, as if such classes constituted a single class. For purposes of this paragraph 3, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

4. Conversion of Class B Common Shares.

         4.1 The holders of Class B Common Shares shall have the right, at their option, to convert any or all such shares into Common Shares of the Corporation on the following terms and conditions:

                  (i) Each Class B Common Share shall be convertible, at any time, at the office of any transfer agent for the Common Shares of the Corporation, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and nonassessable Common Share of the Corporation upon surrender at such office or other place of the certificate or certificates representing the Class B Common Shares so to be converted. In no event, upon conversion of any Class B Common Shares into Common Shares, shall any allowance or adjustment be made in respect of dividends on the Class B Common Snares or the Common Shares.

                  (ii) Class B Common Shares shall be deemed to have been converted and the person converting the same shall become a holder of Common Shares for the purpose of receiving dividends and for all other purposes whatsoever as of the date when the certificate or certificates for the Class B Common Shares to be converted are surrendered to the Corporation as provided in paragraph 4.1(v).

                  (iii) A number of Common Shares sufficient to provide, upon the basis hereinbefore set forth, for the conversion of all Class B Common Shares outstanding shall at all times be reserved by the Corporation for the exercise of the conversion rights of the holders of Class B Common Shares.

                  (iv) If the Corporation shall, at any time, be consolidated or merged with, or shall sell its property as an entirety or substantially as an entirety to, any other corporation or corporations, or in the event of any recapitalization or reclassification of its shares, proper provisions shall be made as a part of the terms of each such consolidation., merger, sale, recapitalization or reclassification so that the holder of any of the Class B Common Shares outstanding immediately prior to such consolidation, merger, sale, recapitalization or reclassification shall thereafter be entitled to and only entitled to conversion rights upon the terms and with respect to such securities of the consolidated, merged or purchasing corporation, or with respect to such securities issued upon such recapitalization or reclassification, as such holder would have been entitled to receive upon such consolidation, merger, sale, recapitalization or reclassification if such holder had exercised the conversion privilege immediately prior thereto. The provisions of this paragraph 4.1(iv) shall similarly apply to successive consolidations, mergers, sales, recapitalizations or reclassifications.

                  (v) Before any holder of Class B Common Shares shall be entitled to convert the same into Common Shares, he shall surrender his certificate or certificates for such Class B Common Shares to the Corporation at the office of a transfer agent for the Common Shares, or at such other piece or places, if any, as the Board of Directors may determine, duly endorsed or accompanied if appropriate by duly executed instruments of transfer and shall give written notice to the Corporation at said office or place that he elects so to convert the Class B Common Shares represented by _____ certificate or certificates so surrendered. Unless the Common Shares are to be issued in the name of the registered owner of the certificates surrendered, the holder shall state in writing the name or names in which he wishes the certificate or certificates for Common Shares to be issued, and shall furnish all requisite stock transfer and stock issuance tax stamps, or funds therefor. The Corporation shall as soon as practicable after such deposit of certificates for Class B Common Shares, accompanied by the written notice above prescribed, issue and deliver, at the office or place at which such certificates were deposited, to the person for whose account Class B Common Shares were so surrendered, or to his assignee or assignees, certificates for the number of full Common Shares to which he shall be entitled as aforesaid.

         4.2 All outstanding Class B Common Shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into Common Shares on a share-for-share basis (i) if at any time the Board of Directors, in its sole discretion, determines that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Common Shares due to an actual or threatened delisting of the Common Shares from a national securities exchange or a national over-the-counter listing or due to requirements under applicable state securities laws in any such case attributable to the existence of the Class B Common Shares; or (ii) if the Board of Directors, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or substantially all of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation. In the event of any such automatic conversion, each stock certificate theretofore representing Class B Common Shares will thereafter represent the same number of Common Shares.

         4.3 The provisions of this paragraph 4 shall be in addition to the provisions of paragraphs 6.1(i) (A) (4), 6.1 (ii) and 6.1 (iv), which require automatic conversion of Class B Common Shares in the circumstances provided therein.

         4.4 The Class B Common Shares converted into Common Shares as provided in paragraph 4 or paragraph 6 shall resume the status of authorized but unissued Class B Common Shares. Upon the automatic conversion of Class B Common Shares into Common Shares pursuant to paragraph 4.2, the Class B Common Shares shall no longer be authorized for issuance.

5. Voting.

         5.1     Each Common Share shall entitle the holder thereof to one vote.

         5.2 Each Class B Common Share shall entitle the holder thereof to ten votes. Except as otherwise provided herein or required by law, holders of Common Shares, Class B Common Shares and Serial Preferred Shares shall at all times vote on all matters (including the election of directors) together as one class and together with the holders of any other series or class of shares of the Corporation accorded such class voting right.

         5.3 The affirmative vote of the holders of a majority of the outstanding Common Shares and of Class B Common Shares, each voting separately as a class, shall be required to:

                  (i) authorize additional Class B Common Shares;

                  (ii) modify or eliminate paragraph 2 above; or

                  (iii) adopt any other amendment hereof that alters or changes the designations or powers or the preferences, qualifications, limitations, restrictions or the relative or special rights of either the Common Shares or the Class B Common Shares so as to affect holders of shares of such class adversely; provided, that an increase in the number of authorized Common Shares shall not be deemed to affect the holders of Common Shares adversely for purposes of this paragraph 5.3(iii).

         6. Limitations on Transfer and issuance of Class B Common Shares.

         6.1 (i) Subject to the provisions of paragraph 6.5, no person holding any Class B Common Share may transfer, and the Corporation shall not register the transfer of, such Class B Common Share or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such person. The term "Permitted Transferee" shall mean only,

         (A) In the case of a holder of Class B Common Shares (a "Holder") who is a natural person and the holder of record and beneficial owner of shares subject to a proposed transfer, "Permitted Transferee" means:

                  (1) The Holder, the spouse of such Holder, any lineal descendant of a grandparent of such Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Holder's Family Members");

                  (2) The trustee of a trust solely for the benefit of such Holder or such Holder's Family Members, provided that such trust may also grant a general or special power of appointment to one or more of such Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Holder's Family Members payable by reason of the death of any of such Family Members;

                  (3) The trustee of a trust which is not solely for the benefit of such Holder or such Holder's Family Members so long as such Holder and/or one or more of such Holder's Permitted Transferees (determined under this paragraph 6.1 (i) (A)) possess the power to vote or direct the vote of the Class B Common Shares held by such trustee:

                  (4) A corporation if all of the outstanding capital stock of such corporation is beneficially owned by, or a partnership if all of the partners are and all of the partnership interests are beneficially owned by, the Holder and his Permitted Transferees determined under this paragraph 6.1(1)(A). provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Holder or his Permitted Transferees, all Class B Common Shares then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Common Shares on a share-for-share basis, and stock certificates formerly representing such Class B Common Shares shall thereupon and thereafter be deemed to represent the like number of Common Shares;

                  (5) An organization established by the Holder or such Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes; or

                  (6) The executor, administrator or personal representative of the estate of such Holder or the guardian or conservator of such Holder adjudged disabled by a court of competent jurisdiction, acting in his capacity as such.

         (B) In the case of a Holder holding the shares subject to a proposed transfer as trustee pursuant to a trust (ether than a trust described in paragraph 6.1(i) (C) below or a trust for an employee benefit or employee stock ownership plan), "Permitted Transferee" means (1) the person who established such trust and (2) any Permitted Transferee of any such person determined pursuant to paragraph 6.1(i) (A) above.

         (C) In the case of a Holder holding shares subject to a proposed transfer as trustee pursuant to a trust which was irrevocable on the Initial

Issuance Date, "Permitted Transferee" means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise (excluding beneficiaries of any employee benefit plan) and (2) any Permitted Transferee of any such person determined pursuant to paragraph 6.1(i) (A) above.

         (D) In the case of a Holder which is a partnership holding shares subject to a proposed transfer, "Permitted Transferee" means (i) any partner owning more than ten percent (10%) of the equity of such partnership as of the Initial Issuance Date and (ii) any Permitted Transferee of such partner.

         (E) In the case of a Holder which is a corporation (other than an organization described in subsection 6.1 (i) (A) (5) above) holding shares subject to a proposed transfer, "Permitted Transferee" means (1) any stockholder owning more than ten percent (10%) of the equity of such corporation as of the Initial Issuance Date, (2) any Permitted Transferee of such stockholder, (3) the survivor of a merger or consolidation of such corporation or (4) any person who transferred to such corporation the Class B Common Shares that are the subject of the proposed transfer.

         (F) In the case of a Holder which is an employee benefit or employee stock ownership plan or a trustee therefor, "Permitted Transferee" shall include any beneficiary of such plan (or the Permitted Transferee of such beneficiary) but only as to shares distributable to such beneficiary pursuant to the plan.

         (G) In the case of a Holder who is the executor, administrator or personal representative of the estate of a deceased Holder, guardian or conservator of the estate of a disabled Holder or who is a trustee of the estate of a bankrupt or insolvent Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Holder as determined pursuant to this paragraph 6.1(i).

                  (ii) Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Shares may pledge his Class B Common Shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee. such pledged Class B Common Shares shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into Common Shares on a share-for-share basis, unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledger or transferred to a Permitted Transferee of the pledger.

                  (iii) For purposes of this paragraph 6.1.

         (A) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

         (B) Each joint owner of Class B Common Shares shall be considered a Holder of such shares.

         (C) A minor for whom Class B Common Shares are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Holder of such shares.

         (D) Unless otherwise specified, the term "person" means both natural persons and legal entities.

         (E) The giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934 (or any successor provision thereof) and the rules and regulations promulgated thereunder shall not be deemed to constitute the transfer of an interest in the Class B Common Shares which are the subject of such proxy.

                  (iv) Any purported transfer of Class B Common Shares other than to a Permitted Transferee shall automatically, without any further act or deed on the part of the Corporation or any other person, result in the conversion of such shares into Common Shares on a share-for-share basis, effective on the date of such purported transfer. The Corporation may, as a condition to transfer or registration of transfer of Class B Common Shares to a purported Permitted Transferee, require that the record holder establish to the satisfaction of the Corporation, by filing with the transfer agent an appropriate affidavit or certificate or such other proof as the Corporation shall deem necessary, that such transferee is a Permitted Transferee.

         6.2 Anything in this Article IV to the contrary notwithstanding but subject to the provisions of paragraph 6.5, no Class B Common Share may be held of record but not beneficially by a broker or dealer in securities, a bank or voting trustee or a nominee of any such, or otherwise held of record but not beneficially by a nominee of the beneficial owner of such share other than (i) by an employee benefit or employee stock ownership plan or a trustee therefor or
(ii) by a trustee of a trust which would be a Permitted Transferee pursuant to paragraph 6.1(i) (A) (2) or 6.1(i) (A) (3) (any such form of prohibited holding being referred to herein as holding in "street" or nominee name); provided, however, that if any person establishes to the satisfaction of the Corporation in accordance with this paragraph 6.2 that he is the beneficial owner of any such Class B Common Shares, the Corporation shall issue such share in the name of such beneficial owner. Any such beneficial owner who desires to have Class B Common Shares issued in his name in the circumstances described in this paragraph 6.2 shall file an affidavit or certificate with the Secretary of the Corporation setting forth the name and address of such beneficial owner and certifying that he is the beneficial owner of the Class B Common Shares in question.

         6.3 The Corporation shall note on the certificates representing the Class B Common Shares that there are restrictions on transfer and registration of transfer to the extent imposed by paragraph 6.1.

         6.4 (i) For purposes of this paragraph 6, "beneficial ownership" shall mean possession of the power to vote or to direct the vote or to dispose of or to direct the disposition of the Class B Common Share in question, and a beneficial owner" of a Class B Common Share shall be the person having beneficial ownership thereof.

                  (ii) The Board of Directors may, from time to time, establish practices and procedures and promulgate rules and regulations, in addition to those set forth in this Article IV, and amend or revoke any such, regarding the evidence necessary to establish entitlement of any transferee or purported transferee of Class B Common Shares to be registered as a Permitted Transferee. Should tee transferee or purported transferee of any share wish to contest any decision of the Corporation on the question whether the transferee or purported transferee has established entitlement to be registered as a Permitted Transferee of Class B Common Shares, then the Board of Directors shall in its sole discretion make the final determination.

         6.5 The restrictions on transfer set forth in paragraph 6.1 and the remaining provisions of paragraph 6 (other than this paragraph 6.5) shall automatically, without any act or deed on the part of the Corporation or any other person, be cancelled (as to all but not less than all Class B Common Shares then outstanding or thereafter issued) and of no further force and effect if at any time the Board of Directors, in its sole discretion, determines that the restrictions oil transfer set forth in paragraph 6.1 have a material adverse effect on the liquidity, marketability or market value of the outstanding Common Shares. Such cancellation shall be effective as of the date of such determination by the Board of Directors or as of such later date as the Board may determine. Written notice of such determination and rescission shall be given to all holders of Class B Common Shares as of such date as shown on the records of the Company or its transfer agent. No such determination by the Board of Directors shall affect the validity of any act or the effect of any provision of this Article IV which occurred prior to the effective date of such cancellation. In the event that a holder of Class B Common Shares transfers such shares after the effective date of such cancellation to a non-Permitted Transferee, such transfer shall presumptively be deemed to be an election by such holder to convert such Class B Common Shares into Common Shares immediately prior to the effectiveness of such transfer unless the transferring holder or his agent shall give written notice to the Company or its transfer agent at the time of delivery of the certificates representing the Class B Common Shares to be transferred that the holder and the transferee of such Class B Common Shares intend to transfer the Class B Common Shares and that no such conversion is intended.

7. Other Matters.

         7.1 In case the Corporation shall at any time issue to the holders of its Common Shares as such options or rights to subscribe for Common Shares (including shares held in the Corporation's treasury) or any other security (whether of the Corporation or otherwise), the Corporation shall issue such options or rights to the holders of the Class B Common Shares in the respective amounts equal to the amounts that such holders would have been entitled to receive had their respective Class B Common Shares been converted into Common Shares on the day prior to the date for the determination of the holders of Common Shares entitled to receive such options or rights.

                                  Subdivision C

                                Cumulative Voting

         Notwithstanding the respective voting rights of the holders of the Common Shares, Class B Common Shares and Serial Preferred Shares, no holder of shares of any class shall have the right to vote cumulatively in the election of Directors.

                                    ARTICLE V

         The Corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, in such manner and amount, from such holder or holders and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                   ARTICLE VI

         (a) Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring, for any purpose, the vote of the holders of shares entitling them to exercise two-thirds or any other proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof and subject to the provisions of Article VI (b) hereof, such action (unless otherwise expressly prohibited by statute) may be taken by a vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

         (b) If a shareholder vote is required by law, then except as provided in the last paragraph of this Article VI (b) the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of the Corporation, given in person or by proxy at a meeting called for the purpose, shall be necessary:

                  (i) to approve the lease, sale, exchange, transfer or other disposition by the Corporation of all, or substantially all, of its assets or business to a Related Person (as hereinafter defined ), an affiliate of a Related Person or an associated person of a Related Person; or the lease, sale, exchange, transfer or other disposition to the Corporation or a subsidiary of the Corporation of all, or substantially all, of the assets of a Related Person, an affiliate of a Related Person or an associated person of a Related Person: or the consolidation of the Corporation with or its merger into a Related Person, an affiliate of a Related Person or an associated person of a Related Person; or the merger into the Corporation or a subsidiary of the Corporation of a Related Person, an affiliate of a Related Person or an associated person of a Related Person; or a combination or a majority share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a Related Person, an affiliate of a Related Person, shareholders of a Related Person or an associated person,

                  (ii) to approve any agreement, contract or other arrangement with a Related Person or an affiliate of a Related Person or an associated person of a Related Person providing for any of the transactions described in subparagraph (i) above;

                  (iii) to adopt any amendment of the Amended and Restated Articles of Incorporation of the Corporation which changes the provisions of this Article VI (b ).

         For the purpose of this Article VI (b), a "Related Person" in respect of a given transaction shall be any person, partnership, corporation or firm which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, ten percent (10%) or more of the shares of any outstanding class of shares of the Corporation entitled to vote upon such transaction, as of the record date used to determine the shareholders of the Corporation entitled to vote upon such transactions; and "affiliate" of a Related Person shall be any person, individual, joint venture, trust, partnership or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Related Person; and "associated person" of a Related Person shall be any officer or Director or any beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity security of such Related Person or any of its affiliates; and the terms "persons," "combinations," "majority share acquisition" and "acquiring corporation" shall have the same meaning as that contained in Section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter Mooted. The determination of the Board of Directors of the Corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation or firm is a Related Person or affiliate or associated person as defined in this Article VI (b).

         The provisions of this Article VI(b) shall not apply to any proposal submitted to shareholders if (i) such proposal has been approved and recommended by written resolution of the Board of Directors of the Corporation adopted prior to the acquisition of the ten percent (10%) interest in shares of the Corporation, as aforesaid, by the Related Person or its affiliates or associated persons, and (ii) the terms of any inducements made to officers or Directors of the Corporation, if any, which are not made available to an shareholders have been disclosed to all shareholders.

                                   ARTICLE VII

The preemptive right to purchase additional shares or any other securities of the Corporation is hereby expressly denied to holders of shares of all classes.

                                  ARTICLE VIII

         These Amended and Restated Articles of Incorporation shall supersede the existing Articles of Incorporation of the Corporation.

                            CERTIFICATE OF AMENDMENT

                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              INVACARE CORPORATION

         A. MALACHI MIXON III, Chairman, President and Chief Executive Officer, and DALE C. LaPORTE, Secretary, of INVACARE CORPORATION, an Ohio corporation (the "Company"), do hereby certify that at a meeting of the Company's shareholders duly called and held on May 24, 1991, at which meeting a quorum of shareholders was present in person or by proxy, the following resolutions to amend the Amended and Restated Articles of Incorporation of the Company were duly adopted by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company:
         RESOLVED, That Article IV of the Company's Amended and Restated Articles of Incorporation is hereby amended to increase the number of authorized Common Shares, without par value, of the Company from Eighteen Million (18,000,000) to Twenty-Five Million (25,000,000) by deleting in its entirety the current first full, introductory paragraph of Article IV and replacing it with the following:

         "The authorized number of shares of capital stock of the Corporation shall be Thirty-Seven Million Three Hundred Thousand (37,300,000), of which Twenty-Five Million (25,000,000) shall be Common Shares, without par value, Twelve Million (12,000,000) shall be Class B Common Shares, without par value, and Three Hundred Thousand (300,000) shall be Serial Preferred Shares, without par value."

         RESOLVED FURTHER, That the President and Secretary of the Company be and they are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment, pay any filing fees and take any and all other actions in order to carry out the intent and purposes of the preceding resolution and render effective such amendment to the Amended and Restated Articles of Incorporation.

         IN WITNESS WHEREOF, said A. Malachi Mixon III, Chairman, President and Chief Executive Officer, and Dale C. LaPorte, Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 24th day of May, 1991.

                                                INVACARE CORPORATION

                                   By:          /s/ A. Malachi Mixon, III
                                                --------------------------------
                                                A. Malachi Mixon, III, Chairman,
                                                President and Chief Executive
                                                Officer

                                   And:         /s/ Dale C. LaPorte
                                                --------------------------------
                                                Dale C. LaPorte, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                              INVACARE CORPORATION

         A. MALACHI MIXON III, Chairman, President and Chief Executive Officer, and DALE C. LaPORTE, Secretary, of INVACARE CORPORATION, an Ohio corporation (the "Company"), do hereby certify that at a meeting of the Company's shareholders duly called and held on May 27, 1992, at which meeting a quorum of shareholders was present in person or by proxy, the following resolutions to amend the Amended and Restated Articles of Incorporation of the Company were duly adopted by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company:
         RESOLVED, That Article IV of the Company's Amended and Restated Articles of Incorporation is hereby amended to increase the number of authorized Common Shares, without par value, of the Company from Twenty-Five Million (25,000,000) to Fifty Million (50,000,000) by deleting in its entirety the current first full, introductory paragraph of Article IV and replacing it with the following:

         "The authorized number of shares of capital stock of the Corporation shall be Sixty-Two Million Three Hundred Thousand (62,300,000), of which Fifty Million (50,000,000) shall be Common Shares, without par value, Twelve Million (12,000,000) shall be Class B Common Shares, without par value, and Three Hundred- Thousand (300,000) shall be Serial Preferred Shares, without par value."

         RESOLVED FURTHER, That the President and Secretary of the Company be and they are hereby authorized and directed to execute and file in the office of the Secretary of Ste of Ohio an appropriate Certificate of Amendment, pay any filing fees and take any and all other actions in order to carry out the intent and purposes of the preceding resolution and render effective such amendment to the Amended and Restated Articles of Incorporation.

         IN WITNESS WHEREOF, said A. Malachi Nixon III, Chairman, President and Chief Executive Officer, and Dale C. LaPorte, Secretary, `acting for and on behalf of the Corporation, have hereunto subscribed their names this 27th day of May, 1992.

INVACARE CORPORATION

                                   By:          /s/ A. Malachi Mixon, III
                                                --------------------------------
                                                A. Malachi Mixon, III, Chairman,
                                                President and Chief Executive
                                                Officer

                                    And:         /s/ Dale C. LaPorte
                                                 -------------------------------
                                                 Dale C. LaPorte, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              INVACARE CORPORATION

         A. MALACHI MIXON III, Chairman, President and Chief Executive Officer, and THOMAS R. MIKLICH, Secretary, of INVACARE CORPORATION, an Ohio corporation (the "Company"), do hereby certify that at a meeting of the Company's shareholders duly called and held on May 22, 1996, at which meeting a quorum of shareholders was present in person or by proxy , the following resolutions to amend the Amended and Restated Articles of Incorporation of the Company were duly adopted in accordance with the Ohio Revised Code by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Company:
         RESOLVED, that Article IV of the Company's Amended and Restated Articles of Incorporation is hereby amended to increase the number of authorized Common Shares, without par value, of the Company from Fifty Million (50,000,000) to One Hundred Million (100,000,000) by deleting in its entirety the current first full, introductory paragraph of
         Article IV and replacing it with the following:

         "The authorized number of shares of capital stock of the Corporation shall be One Hundred Twelve Million Three Hundred Thousand (112,300,000), of which One Hundred Million (100,000,000) shall be Common Shares, without par value, Twelve Million (12,000,000) shall be Class B Common Shares, without par value, and Three Hundred Thousand (300,000) shall be Serial Preferred Shares, without par value."

         RESOLVED FURTHER, that the President and Secretary of the Company be and they are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment, pay any filing fees and take any and all other actions in order to carry out the intent and purposes of the preceding resolution and render effective such amendment to the Amended and Restated Articles of Incorporation.

         IN WITNESS WHEREOF, said A. Malachi Mixon III, Chairman, President and Chief Executive Officer, and Thomas R. Miklich, Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 10th day of June, 1996.
                                               INVACARE CORPORATION

                                      By:      /s/ A. Malachi Mixon, III
                                               ---------------------------------
                                               A. Malachi Mixon, III, Chairman,
                                               President and Chief Executive
                                               Officer

                                      And:     /s/ Thomas R. Miklich
                                               ---------------------------------
                                               Thomas R. Miklich, Secretary
                                       20